Exhibit (a)(iii)

                                                                  Conformed copy


                         TELEFONAKTIEBOLAGET LM ERICSSON

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                      HOLDERS FROM TIME TO TIME OF AMERICAN
                               DEPOSITARY RECEIPTS


                      -------------------------------------
                                 Amendment No. 1

                                       to

                              Amended and Restated

                                Deposit Agreement

                          Dated as of February 10, 1997

                                                                  Conformed copy

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT, is made as of February 10, 1997 (the "Amendment"), by and among Telefonaktiebolaget LM Ericsson, a public company organized and existing under the laws of Sweden (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary ("the Depositary"), and all Holders from time to time of American Depositary Receipts issued under the Deposit Agreement.

                          W I T N E S S E T H   T H A T

      WHEREAS, the parties hereto entered into that certain Amended and Restated Deposit Agreement, dated as of September 26, 1995 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

      WHEREAS, the Staff of the Securities and Exchange Commission (the "Commission") has announced certain amendments to Rule F-6 3.a. and Rule F-6 4.a. (the "Rule F-6 Amendments") promulgated under the Securities Act of 1933, as amended, effective as of July 15, 1996; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Reports. Section 4.09 of the Deposit Agreement is amended by deleting the second sentence of the second paragraph through the remainder of the paragraph and the third paragraph in its entirety in accordance with the Rule F-6 Amendments.

                                  ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. Reference to the Deposit Agreement. The form of ADR as attached hereto Exhibit A is amended as of the Effective Date by deleting the first sentence of Section 1 of the ADR and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and

                                                                  Conformed copy

            conditions set forth in the Amended and Restated Deposit Agreement, dated as of September 26, 1995 (which amends, restates and supersedes that certain Deposit Agreement, dated as of May 17, 1983, as amended by that certain amendment No. 1 to Deposit Agreement, dated as of September 20, 1990 and that certain amendment No. 2 to Deposit Agreement, dated as of March 1, 1994) as further amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997 (as so amended, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and be bound by all the terms and provisions thereof."

      SECTION 3.02. Compliance with U.S. Securities Laws. The form of the Face of Receipt in Exhibit A of the Deposit Agreement is amended by deleting paragraph (12) in its entirety and substituting for it the following paragraph:

            Notwithstanding anything in the Deposit Agreement or this form of Receipt to the contrary, each of the Company and the Depositary agree that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including without being limited to, General Instruction 1. A(1) to Form. F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                                   ARTICLE IV

                                  MISCELLANEOUS

      SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

      SECTION 4.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRS printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the date hereof, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall reflect the changes to the form of ADR effected by this Amendment. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the from of ADR affected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.

      SECTION 4.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding Receipts.

                                                                  Conformed copy

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                    TELEFONAKTIEBOLAGET LM ERICSSON


                                    By:
                                       ----------------------------

                                    Name:  Lars Ramqvist
                                    Title: President and Chief Executive Officer


                                    CITIBANK, N.A., as Depositary


                                    By:
                                       ----------------------------

                                    Name:  Jan Soderberg
                                    Title: Vice President

                                                                  Conformed copy

                                    EXHIBIT A
                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT
                           AMERICAN DEPOSITARY SHARES
                                  representing
                              DEPOSITED B SHARES OF
                         TELEFONAKTIEBOLAGET LM ERICSSON
            (A public company Incorporated under the laws of Sweden)

No.

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that ________________ is the owner of ____________________________ American Depositary Shares, representing deposited B Shares, nominal value 2.5 Swedish kronor each (herein called Shares), of TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the Company). At the date hereof, each American Depositary share represents one Share (or evidence of rights to receive one Share) deposited under the Deposit Agreement at the principal Stockholm office either of Skandinaviska Enskilda Banken, or of Svenska Handelsbanken (herein called the Custodian or, together, the Custodians). The address of the Depositary's principal executive office is 111 Wall Street, New York, New York 10043.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth In the Amended at Restated Deposit Agreement dated as of September 26,1995 (which amends, restates and supersedes that certain Deposit Agreement, dated as of May 17, 1983, as amended by that certain amendment No. 1 to Deposit Agreement, dated as of September 20, 1990 and that certain amendment No. 2 to Deposit Agreement, date as of March 1, 1994) as further amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997 (as so amended, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time or Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and be bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect or such Shares and held thereunder (such Shares, securities, property and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions or the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. The terms "deposit," "surrender," "deliver," "transfer" or "withdraw" when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be the VPC (as defined in paragraph (3) below)), and not to the physical transfer of certificates representing the Shares.

      (2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is Issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal office of the Depositary in the Borough of Manhattan. The City of New York shall be at the risk and expense of the Holder hereof.

                                                                  Conformed copy

      (3) Transfers, Split-Ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duty authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be spilt into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of Outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Vardepapperscentralen VPC AB (the "VPC") or its successor as agent of the Company for the transfer and registration for Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time due to compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

      (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respects to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities. represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are valid and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Any and all expenses of the Depositary, including, without limitation. the charges and expenses of the Custodians under or in connection with the Deposit Agreement, other than those foes expressed to be paid by the Holders in the preceding sentence, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary, except (i) taxes and other

                                                                  Conformed copy

governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars:

      (7) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when property endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case or a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

      (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid of obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature off a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar,

      (9) Pre-release. Pursuant to the Deposit Agreement, the Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any Custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership records or transaction records in respect of the Shares. Such evidence of rights is required to consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary is not permitted to lend Shares or Receipts; except that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.03 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. The Depositary is required to cause each such transaction to be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such other evidence of ownership of shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States Government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Pursuant to the Deposit Agreement, the Depositary has agreed to limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the face amount of Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or principal amount of Shares actually deposited under the Deposit Agreement, respectively. Pursuant to the Deposit Agreement, the Depositary is required to set limits with respect to the number of Receipts and Shares involved in such transactions with any one person on a case-by-case basis as it deems appropriate. Pursuant to the Deposit Agreement collateral (but. not any earnings thereon) is required to be held for the benefit of the Holder only. The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

      (10) Power of Attorney. The Holder hereby agrees that, upon acceptance of this Receipt issued in accordance with the terms of the Deposit Agreement, the Holder appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any all steps or action provided for or contemplated herein and in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes hereof and of the Deposit Agreement.

      (11) Disclosure of Interest. The Holder of this Receipt agrees to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of Sweden, with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if this Receipt were to the extent practicable the Shares represented hereby.

                                                                  Conformed copy

      The Depositary shall, at the Company's request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary's Principal Office the information requested in the Depositary's notice within five (5) business days after the date of the notice and the Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall (i) discontinue the registration of transfers of all Receipts registered in the name of such Holder; (ii) suspend the distribution of payments of dividends to such Holder and (iii) not give any further notices to such Holder; until such information is provided pursuant to
Section 3.04 of the Deposit Agreement.

      (12) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or this form of Receipt to the contrary, each of the Company and the Depositary agree that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including without being limited to, General Instruction I.A(1) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated:

Countersigned                       CITIBANK, N.A.,
                                    as Depositary


By:                                 By:
   ------------------------            ------------------------
   Authorized Officer                  Vice President

      The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                                                                  Conformed copy

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be Converted on a reasonable basis into United States dollars transferable to the United States and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment or the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders or Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shill thenceforth also represent the additional Shares distributed upon the Deposited securities represented thereby. In the event that the Company dealt offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts: provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

      Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

                                                                  Conformed copy

      Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Deposited Securities, the Depositary will mail to the Holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt or Receipts on such record date, received on or before the date established by the Depositary for such purpose, together with (i) such Holder's Receipt or Receipts for such Shares as to which voting instructions are being given and (ii) such Holder's instructions that such Receipt or Receipts are to be held in a blocked account until the Shares represented by such Receipt or Receipts are voted, the Depositary will endeavor insofar as practicable to vote or use to be voted the amount of Deposited Securities represented by such Receipt or Receipts in accordance with such instructions. The Depositary agrees not to vote the Shares or other Deposited Securities represented by a Receipt unless it receives instructions from the Holder of such Receipts,

      Changes Affecting Deposited Securities. Upon any change in par value, split-up. consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

      Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal office any reports and communications received from the Company. Including any proxy soliciting material, which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open or inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      Liability of the Company and Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as in specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The

                                                                  Conformed copy

Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified of supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

      Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement at amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

      Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices of perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depository. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except for its obligations under Section 5.08 thereof and except to account for the claims of Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting, or charging, as the case may be, the foes of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement, except for the Company's obligations under Section 5.08 thereof.

                                                                  Conformed copy

      Available Information. The Company currently is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.